Exhibit 5.1

Westward Law, LLC	3273 E. Warm Springs
Las Vegas, NV 89120
Telephone: 702-595-8005
Email: Kecastro@westwardlaw.com

September 13, 2019

Xenetic Biosciences, Inc.

40 Speen Street, Suite 102

Framingham, Massachusetts 01701

Re: Xenetic Biosciences, Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Xenetic Biosciences, Inc., a Nevada corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (such registration statement, as amended, is herein referred to as the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act"), the resale of (i) 235,415 shares (the “Shares”) of Xenetic Biosciences, Inc. (the “Company”) Common Stock (“Common Stock”), (ii) 8,335 shares of Common Stock underlying outstanding warrants (the “Consent Warrant Shares”) issued to certain purchasers in connection with a consent agreement entered into in connection with the Company's reverse stock split on June 25, 2019 (the “Consent Warrants”), and (iii) 129,084 shares of Common Stock underlying outstanding warrants (the “Bridge Warrant Shares,” and together with the Consent Warrant Shares, the “Warrant Shares”) issued to certain purchasers in connection with a securities purchase agreement dated March 5, 2019 (the “Bridge Warrants,” and together with the Consent Warrants, the “Warrants”). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

We, as your Nevada counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, (ii) the Articles of Incorporation of the Company, as amended, as currently in effect; (iii) the By-Laws of the Company, as amended, as currently in effect, (iv) the Consent Warrants, (v) the Bridge Warrants, and (vi) certain resolutions of the Board of Directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

As to matters of fact material to this opinion, we have relied to the extent we deemed reasonably appropriate upon representations or certificates of officers or directors of the Company (including those provided previously), without independently verifying the accuracy of such documents, records and instruments.

Based upon the foregoing and subject to the limitations set forth below, we are of the opinion that (i) the Shares are duly and validly issued, fully paid and non-assessable and (ii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Nevada and we express no opinion as to the effect on the matters covered of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus, which is a part of the Registration Statement. In giving this consent, we believe and do not hereby admit that we are “experts” within the meaning of such term as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission with respect to any part of the Registration Statement or related Prospectus, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ WESTWARD LAW LLC